EXHIBIT 21

FIRSTBANK CORPORATION SUBSIDIARIES

NAME	STATE OF INCORPORATION	OWNERSHIP

Firstbank - Alma	Michigan	100%

Firstbank (Mt. Pleasant)	Michigan	100%

Firstbank - West Branch	Michigan	100%

Firstbank - Lakeview	Michigan	100%

Firstbank - St. Johns	Michigan	100%

Keystone Community Bank	Michigan	100%

Gladwin Land Company	Michigan	100

1st Armored, Inc.	Michigan	100% by Firstbank - West Branch

1st Title, Inc.	Michigan	100% by Firstbank - West Branch

C.A. Hanes Realty, Inc.	Michigan	55% by Firstbank - West Branch

Firstbank - Alma Mortgage Company	Michigan	100% by Firstbank - Alma

Firstbank (Mt. Pleasant) Mortgage Company	Michigan	100% by Firstbank (Mt. Pleasant)

Firstbank - West Branch Mortgage Company	Michigan	100% by Firstbank - West Branch

Firstbank - Lakeview Mortgage Company	Michigan	100% by Firstbank - Lakeview

Firstbank - St. Johns Mortgage Company	Michigan	100% by Firstbank - St. Johns

Keystone Mortgage Services, LLC	Michigan	99% by Keystone Community Bank and 1% by Firstbank Corporation

Keystone Premium Finance	Michigan	90% by Keystone Community Bank and 10% by Keystone Mortgage Services, LLC

Keystone T.I. Sub, LLC	Michigan	100% owned by Keystone Community Bank

KCB Title Insurance Agency, LLC	Michigan	50% owned by Keystone T.I. Sub, LLC